UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Additional Information For DivX Stockholders

The following information supplements the Joint Proxy Statement/Prospectus of Sonic Solutions (“Sonic”) and DivX, Inc. (“DivX”) filed by Sonic pursuant to Rule 424(b)(3) with the Securities and Exchange Commission (the “SEC”) on September 8, 2010 (the “Joint Proxy Statement/Prospectus”) relating to the contemplated merger (the “Merger”) of Sonic and DivX, and should be read in conjunction with the Joint Proxy Statement/Prospectus (capitalized terms not defined here are defined in the Joint Proxy Statement/Prospectus):

Update on Interests of DivX Directors and Executive Officers in the Merger

(beginning on page 62 of the Joint Proxy Statement/Prospectus)

On October 1, 2010, Sonic entered into at-will employment offer letters with two executive officers of DivX, David Richter and Matthew Milne (each an “Employment Offer Letter” and collectively, the “Employment Offer Letters”), which will become effective upon completion of the Merger. The following is a summary of the material provisions of the Employment Offer Letters.

Employment Offer Letter with David Richter

Pursuant to the terms of Mr. Richter’s Employment Offer Letter, effective upon the consummation of the Merger, Mr. Richter’s employment with DivX will terminate and, on the first business day following the consummation of the Merger, he will commence employment as the Executive Vice President, Business Development of Sonic. Mr. Richter will receive a base salary of $320,000 per annum together with benefits and will be eligible for an annual cash bonus of up to $160,000. Mr. Richter’s Employment Offer Letter also provides that, upon or as soon as practical after the consummation of the Merger, and subject to the approval of Sonic’s board of directors, Sonic will grant to Mr. Richter (i) an option to purchase 250,000 shares of Sonic common stock at an exercise price per share equal to the fair market value of a share of Sonic’s common stock on the date of grant and (ii) restricted stock units for 25,000 shares of Sonic common stock. 25% of the shares subject to the option will vest 12 months after the date of grant and the remaining 75% of the shares will vest on an equal monthly basis over the following 36 months. The restricted stock units will vest at a rate of 12.5% on each May 15th and November 15 following the grant, until fully vested. The Employment Offer Letter does not affect any payments that Mr. Richter is entitled to receive as a terminated employee of DivX upon the consummation of the Merger, including without limitation under the DivX Change in Control Severance Benefit Plan and the DivX bonus plan.

Mr. Richter’s Employment Offer Letter further provides that Sonic will enter into a Change in Control agreement with Mr. Richter that is substantively identical to the agreements that Sonic has previously entered into with its other executive vice presidents. This agreement is intended to provide that (i) if his employment is terminated without cause or if Mr. Richter terminates his employment for good reason, unless such termination occurs within 180 days of a change in control, Sonic will make a lump sum payment to him equal to 100% of his annual base salary at the level in effect immediately prior to termination; and (ii) in the event of a change in control, all of his outstanding unvested stock options, restricted stock units and other equity compensation will immediately vest in full and Sonic will make a lump sum payment to him equal to 100% of his annual base salary at the level in effect at the time of the change in control.

Employment Offer Letter with Matthew Milne

Pursuant to the terms of Mr. Milne’s Employment Offer Letter, effective upon the consummation of the Merger, Mr. Milne’s employment with DivX will terminate and, on the first business day following the consummation of the Merger, he will commence employment as the Executive Vice President and General Manager, DivX Division of Sonic. Mr. Milne will receive a base salary of $300,000 per annum together with benefits and will be eligible for an annual cash bonus of up to $150,000, which bonus he has agreed to forego during the one-year period following the consummation of the Merger. Mr. Milne’s Employment Offer Letter also provides that, upon or as soon as practical after the consummation of the Merger, and subject to the approval of Sonic’s board of directors, Sonic will grant to Mr. Milne an option to purchase 250,000 shares of Sonic common stock. 25% of the shares subject to the option will vest 12 months after the date of grant and the remaining 75% of the shares will vest on an equal monthly basis over the following 36 months. Pursuant to the Employment Offer Letter, in lieu of any payments to which Mr. Milne is entitled to receive as a terminated employee of DivX upon the consummation of the Merger, including without limitation under the DivX Change in Control Severance Benefit Plan and the DivX bonus plan, Sonic shall pay Mr. Milne a one-time amount of $750,000 and all of Mr. Milne’s outstanding RSUs and options to purchase DivX common stock shall be accelerated, become fully vested and, in the case of the options, be exercised on a net exercise basis in accordance with the Merger Agreement. However, if Mr. Milne voluntarily terminates his employment with Sonic at any time during the first two years following consummation of the Merger, subject to certain exceptions described in Mr. Milne’s Employment Offer Letter, Mr. Milne will be required to return a portion of such $750,000 payment to Sonic, as more fully set forth in the Employment Offer Letter.

Mr. Milne’s Employment Offer Letter further provides that Sonic will enter into a Change in Control agreement with Mr. Milne that is substantively identical to the agreements that Sonic has previously entered into with its other executive vice presidents. This agreement is intended to provide that (i) if his employment is terminated without cause or if Mr. Milne terminates his employment for good reason, unless such termination occurs within 180 days of a change in control, Sonic will make a lump sum payment to him equal to 100% of his annual base salary at the level in effect immediately prior to termination; and (ii) in the event of a change in control, all of his outstanding unvested stock options, restricted stock units and other equity compensation will immediately vest in full and Sonic will make a lump sum payment to him equal to 100% of his annual base salary at the level in effect at the time of the change in control.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Sonic and DivX. In connection with the proposed transaction, Sonic has filed a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Sonic and DivX. Investors and security holders are urged to carefully read the Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus and other documents filed with the SEC by Sonic and DivX because they contain important information about the proposed transaction, including with respect to risks and uncertainties that could delay or prevent the completion of the proposed merger. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by directing a request when such a filing is made to Sonic at 7250 Redwood Blvd., Suite 300, Novato, California 94945, Attention: Corporate Secretary or by directing a request when such a filing is made to DivX, Inc., 4780 Eastgate Mall, San Diego, California 92121, Attention: Corporate Secretary. Such documents are available free of charge at the SEC website (www.sec.gov), from Sonic and its corporate website (www.sonic.com) or from DivX and its corporate website (www.divx.com).

Sonic, DivX and their respective directors, executive officers and other members of their management may be deemed to be soliciting proxies from stockholders of Sonic or DivX in favor of the proposed transaction. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the proposed transaction of persons who may, under the rules of the SEC, be considered participants in the solicitation of these stockholders in connection with the proposed transaction by reading the Joint Proxy Statement/Prospectus described above. Additional information about the directors and executive officers of DivX may be found in its definitive proxy statement filed with the SEC on April 20, 2010. Such documents are available free of charge at the SEC website (www.sec.gov), from Sonic and its corporate website (www.sonic.com) or from DivX and its corporate website (www.divx.com).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVX, INC.

Date:	October 1, 2010	By:	/s/ David J. Richter
		Name:	David J. Richter
		Title:	Executive Vice President, Business and Legal Affairs & General Counsel